UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2012

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

451 Florida Street, Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code

(225) 388-8011

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.	Other Events.

Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals market, announced today that it plans to change its method of accounting for deferred actuarial gains and losses relating to its global pension and other postretirement benefit (OPEB) plans to a more preferable method in accordance with generally accepted accounting principles in the United States (GAAP). This new accounting method, referred to as mark-to-market (MTM) accounting, will be adopted in the fourth quarter 2012 and will be retrospectively applied to the Company’s financial results for all periods to be presented in its annual report on Form 10-K for the year ended December 31, 2012.

Albemarle has historically recognized actuarial gains and losses from its pension and OPEB plans in its consolidated balance sheets as Accumulated other comprehensive income (loss) within consolidated shareholders’ equity, with amortization of these gains and losses that exceed 10 percent of the greater of plan assets or projected benefit obligations recognized each quarter in its consolidated statements of income over the average future service period of active employees. Under MTM accounting, these gains and losses will now be recognized in the year in which they occur. Also, the gain/loss subject to amortization and expected return on assets components of Albemarle’s pension expense has historically been calculated using a five year smoothing of asset gains and losses referred to as the market-related value. Under MTM accounting, the market-related value of assets will equal the actual market value as of the date of measurement.

Under MTM accounting, the Company’s pre-tax pension and OPEB costs for the nine-month period ended September 30, 2012 would have been lower than previously reported amounts by approximately $45 million. These lower costs would have resulted in an increase in diluted earnings per share of approximately $0.32 for the nine months ended September 30, 2012. See the accompanying financial schedules for adjusted consolidated statements of income which show the effect of the accounting change for the nine months ended September 30, 2012 and the years ended December 31, 2011 and 2010, including selected quarterly information.

With the new method of accounting, the Company’s pension and OPEB costs will consist of three elements: (1) ongoing items comprised of service costs and amortization of prior service costs/benefits; (2) interest costs and expected return on plan assets; and (3) MTM gains and losses recognized in the fourth quarter of each year resulting from changes in actuarial assumptions and discount rates and the differences between actual and expected return on plan assets. Additionally, any interim remeasurements triggered by significant plan changes such as curtailments or settlements will be recognized as MTM adjustments in the quarter in which the event occurs.

As a result of the retrospective application of this change, Albemarle’s diluted earnings per share for the year ended December 31, 2011 decreased $0.49 from $4.77 to $4.28. Excluding net charges amounting to $85.8 million ($54.2 million after income taxes, or $0.59 per share) that related to pension and OPEB plan actuarial net losses as well as other non-operating pension and OPEB items comprised of interest costs and expected return on assets, diluted earnings per share for 2011 would have increased from $4.28 to $4.88. See the accompanying financial schedules for a reconciliation of the non-GAAP financial measure diluted earnings per share excluding special items to diluted earnings per share computed in accordance with GAAP for the nine months ended September 30, 2012 and the years ended December 31, 2011 and 2010, including selected quarterly information.

Albemarle’s operating segment results follow internal management reporting, which is used for making operating decisions and assessing performance. Historically, total pension and OPEB costs have been allocated to each of its reporting segments. In conjunction with the change to MTM, service costs (which represent the benefits earned by active employees during the period) and amortization of prior service costs/credits will continue to be allocated to each segment. Interest costs, expected return on assets, and MTM actuarial gains and losses will be included in corporate unallocated results. Management believes this allocation will better reflect the operating results of each of its reporting segments. See the accompanying financial schedules for adjusted segment income which show the effect of the accounting change on reported segment income for the nine months ended September 30, 2012 and the years ended December 31, 2011 and 2010, including selected quarterly information.

Certain exhibits to this Form 8-K include presentations of diluted earnings per share which excludes special items, as well as segment income. These are financial measures that are not required by, nor presented in accordance with, GAAP, but are included to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

Our presentations of diluted earnings per share which excludes special items should not be considered as alternatives to diluted earnings per share as determined in accordance with GAAP. Also, segment income should not be considered as an alternative to net income attributable to Albemarle Corporation as determined in accordance with GAAP. The Company has included in the press release certain reconciliation information for these measures to their most directly comparable financial measures calculated and reported in accordance with GAAP.

The text of the release announcing this change in accounting method is filed as Exhibit 99.7 to this Form 8-K, and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Albemarle Corporation and Subsidiaries Consolidated Statements of Income – As Previously Reported and As Adjusted

99.2	Albemarle Corporation and Subsidiaries Consolidated Statements of Income – Quarterly – As Previously Reported and As Adjusted

99.3	Albemarle Corporation and Subsidiaries Segment Income Reconciliation – As Previously Reported and As Adjusted

99.4	Albemarle Corporation and Subsidiaries Segment Income Reconciliation – Quarterly – As Previously Reported and As Adjusted

99.5	Albemarle Corporation and Subsidiaries Earnings Per Diluted Share Excluding Special Items – As Previously Reported and As Adjusted

99.6	Albemarle Corporation and Subsidiaries Earnings Per Diluted Share Excluding Special Items – Quarterly – As Previously Reported and As Adjusted

99.7	Press release, dated November 15, 2012, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2012

ALBEMARLE CORPORATION

By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Albemarle Corporation and Subsidiaries Consolidated Statements of Income – As Previously Reported and As Adjusted

99.2	Albemarle Corporation and Subsidiaries Consolidated Statements of Income – Quarterly – As Previously Reported and As Adjusted

99.3	Albemarle Corporation and Subsidiaries Segment Income Reconciliation – As Previously Reported and As Adjusted

99.4	Albemarle Corporation and Subsidiaries Segment Income Reconciliation – Quarterly – As Previously Reported and As Adjusted

99.5	Albemarle Corporation and Subsidiaries Earnings Per Diluted Share Excluding Special Items – As Previously Reported and As Adjusted

99.6	Albemarle Corporation and Subsidiaries Earnings Per Diluted Share Excluding Special Items – Quarterly – As Previously Reported and As Adjusted

99.7	Press release, dated November 15, 2012, issued by the Company.

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